UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

Internet America, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-25147	86-0778979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10930 W. Sam Houston Pkwy., N., Suite 200 HOUSTON, TX	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 968-2500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 10, 2007, Internet America, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”), with The Steven G. Mihaylo Trust (the “Investor”) pursuant to which the Company sold to the Investor in a privately-negotiated transaction 4,000,000 shares of Common Stock for a per share purchase price of $1.00. The aggregate purchase price of $4,000,000 was paid in cash to the Company on December 10, 2007. The Purchase Agreement contains customary representations, warranties and indemnification provisions by both parties. This description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the Purchase Agreement, the Company and the Investor entered into a Registration Rights Agreement dated as of December 10, 2007 (the “Registration Rights Agreement”), pursuant to which the Company has agreed to grant “piggyback” registration rights to the Investor. This description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, in connection with the Purchase Agreement, the Company entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement between the Company and American Stock Transfer & Trust Company dated August 9, 2004 (the “Rights Agreement”) and previously filed with the Commission. Under the Rights Agreement, the Company had issued Common Share purchase rights (“Rights”) to purchase additional shares of Company Common Stock to the holders of its capital stock on the terms and conditions set forth in the Rights Agreement, which Rights are exercisable upon the occurrence of certain events. Prior to adoption of the Amendment, the acquisition by a person of beneficial ownership of 15% or more of the outstanding shares of Company capital stock would constitute that person an “Acquiring Person” and trigger the exercisability of the Rights. The Amendment exempts the acquisition by Mr. Steven G. Mihaylo (“Mr. Mihaylo”), his affiliates and associates, of the 4 million shares acquired by the Investor under the Purchase Agreement from the definition of an Acquiring Person under the Rights Agreement and permits the acquisition by Mr. Mihaylo, his affiliates and associates, of up to 25% of the outstanding capital stock of the Company, so long as such acquisition is not made in connection with a tender or exchange offer. As a result of the Amendment, the acquisition by the Investor of the 4 million shares of Company Common Stock under the Purchase Agreement does not trigger the issuance of shares of Common Stock upon the exercise of Rights under the Rights Agreement. This description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company intends to use the proceeds from the issuance of the Common Stock to continue network expansion and for general corporate purposes, including working capital and potential business opportunities.

ITEM 3.02  UNREGISTERED SALES OF SECURITIES

The sale of the shares of Common Stock under the Purchase Agreement was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The sale was made in a privately negotiated transaction without any general solicitation or advertising, and the Investor represented to the Company that it is an accredited investor within the meaning of Regulation D under the Securities Act and that the securities acquired under the Purchase Agreement were being acquired by it for investment purposes only and without a view to the distribution thereof. The shares acquired under the Purchase Agreement are “restricted securities” as that term is defined in Rule 144 under the Securities Act.

ITEM 3.03  MATERIAL MODIFICATION TO RIGHTS OF SECURITIES HOLDERS.

Reference is made to the response to Item 1.01 of this Current Report on Form 8-K for a description of the Amendment which affects the rights of holders of the Company’s common stock.

ITEM 5.02(d) DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The Board of Directors of the Company (the “Board”) elected Mr. Mihaylo, age 64, as a Class III Director of the Company effective December 10, 2007, filling a vacancy on the Board. Mr. Mihaylo is the beneficial owner of approximately 23% of the outstanding shares of Company capital stock, including 4 million shares of Common Stock acquired under the Purchase Agreement and 0.5 million shares of Series A Preferred Stock, making him the Company’s largest shareholder. There was no arrangement or understanding between Mr. Mihaylo and any other persons pursuant to which he was elected a director.

Mr. Mihaylo founded Inter-Tel (Delaware), Incorporated (“Inter-Tel”) and served as its Chief Executive Officer from July 1969 to February 2006. He served as Chairman of the Inter-Tel Board of Directors from July 1969 to October 1982 and from September 1983 to July 2005. He served as a member of the Inter-Tel Board of Directors from July 1969 until March 2006, and from May 2006 to August 2007. Mr. Mihaylo holds a bachelors degree in accounting and finance from California State University, Fullerton.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

4.1	Securities Purchase Agreement between Internet America, Inc. and the Investor named therein dated as of December 10, 2007

4.2	Registration Rights Agreement between Internet America, Inc. and the Investor named therein dated as of December 10, 2007

4.3
Amendment No. 1 to Rights Agreement between Internet America, Inc. and American Stock Transfer & Trust Company, as Rights Agent, dated as of December 10, 2007, amending the Rights Agreement between those parties dated August 9, 2004

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNET AMERICA, INC.

Date: May 13, 2008	By:	/s/ William E. Ladin, Jr.
Name: William E. Ladin, Jr.
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Securities Purchase Agreement between Internet America, Inc. and the Investor named therein dated as of December 10, 2007

4.2	Registration Rights Agreement between Internet America, Inc. and the Investor named therein dated as of December 10, 2007

4.3
Amendment No. 1 to Rights Agreement between Internet America, Inc. and American Stock Transfer & Trust Company, as Rights Agent, dated as of December 10, 2007, amending the Rights Agreement between those parties dated August 9, 2004